EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Downer’s Gap, Inc. (the “Company”) on Form 10-K for the year ended August 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Kretzmer, Chief Executive Officer and Chief Financial Officer the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: December 15, 2008

/s/ David Kretzmer
David Kretzmer Chief Executive Officer & Chief Financial Officer (Principal Executive Officer)